UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 5, 2026

La Rosa Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1420 Celebration Blvd., 2nd Floor
Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

(321) 250-1799

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Board Member

On February 5, 2026, Michael La Rosa informed the Board of Directors (the “Board”) of La Rosa Holdings Corp., a Nevada corporation (the “Company”), of his resignation as a member of the Company’s Board effective immediately. Mr. La Rosa’s resignation as a director was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Board Member

On February 10, 2026, upon recommendation of the Nominating and Corporate Governance Committee of the Board (“Nominating Committee”), the Board appointed Jaime Cosculluela as a member of the Board, effective as of February 10, 2026.

The Board has determined that Mr. Cosculluela qualifies as an “independent director” as defined under Nasdaq Rule 5605(a)(2) and satisfies the independent requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. Mr. Cosculluela will serve as a director until the Company’s next annual meeting of stockholders or until his successor is elected and qualified.

Jaime Cosculluela, age 48, is a strategic growth advisor and entrepreneur with more than 15 years of experience in the entertainment and digital marketing world. In February 2023, Mr. Cosculluela founded The Content Marketing Agency, helping artists to promote their music on digital platforms, which he owns and operates to date. In 2019, Mr. Cosculluela founded a recording studio, Jungl Studios, and a record label, Jungl LLC, both of which he owns and operates to date. From January 2018 to September 2021, Mr. Cosculluela acted as a co-founder of ShowKings LLC, a production company and ticketing platform.

Prior to that, Mr. Cosculluela worked as a Senior Director – Investments at Oppenheimer & Co. Inc. (from June 2014 to March 2017). He also served as a First Vice President at UBS Financial Services of Puerto Rico (from February 2007 to June 2014), and a financial advisor at Popular Securities (from November 2001 to February 2007).

Mr. Cosculluela completed coursework in Business Administration at the University of Cincinnati, where he was also a member of the university’s tennis team, and earned a Bachelor’s degree in Business Administration from Universidad del Sagrado Corazón (Puerto Rico).

The Company believes that Mr. Cosculluela’s business development and entrepreneurial background as well as his experience in a financing industry make him qualified to serve on our Board.

In connection with his appointment, the Company entered into a director agreement with Mr. Cosculluela filed hereto as Exhibit 10.1, pursuant to which. Mr. Cosculluela will receive a non-refundable base fee of $15,000 per quarter. Mr. Cosculluela is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Cosculluela and any other persons pursuant to which he was selected as a director.

The foregoing description of the director agreement for Mr. Cosculluela contained herein does not purport to be complete and is qualified in its entirety by reference thereto, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Director Agreement by and between Jaime Cosculluela and La Rosa Holdings Corp., dated February 10, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2026	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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